Exhibit 10.16
FIRST AMENDMENT TO THE NORTEK, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN B
     WHEREAS, Nortek, Inc. (the “Company”) adopted the Nortek, Inc. Supplemental Executive Retirement Plan B (the “Plan”) effective January 1, 1998; and
     WHEREAS, the Plan provides that the Board may, from time to time, amend said Plan provided that such amendment does not reduce the accrued benefit of any participant.
     NOW, THEREFORE, effective as of the date of this Amendment, the Plan is hereby amended and revised to read as follows:
1.	Section 2.20 is amended to read as follows:
         “2.20. “Years of Service” means Years of Service for purposes of benefit accrual as defined in the Nortek, Inc. Retirement Plan (as in effect on December 31, 1995), but computed without regard to the fact that benefit accruals under the Retirement Plan ceased after December 31, 1995, unless otherwise provided in Schedule A attached hereto.
     IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed this 4th day of May, 2000.

NORTEK, INC.
By:	/s/ Richard J. Harris
Vice President and Treasurer

SCHEDULE A
Participants

Name	Date of Participation
Bruce Fleming	January 1, 1998 and his “Years of Service” as defined in Section 2.20 shall include the period of his prior employment from October 21, 1985 to November 30, 1989.